UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2025

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1325 Avenue of Americas, 28th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00005 par value	BCLI	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 25, 2025, Brainstorm Cell Therapeutics Inc. (the “Company”) received a letter setting forth the determination of the Nasdaq Hearings Panel (the “Panel”) granting the Company’s request for an extension (the “Extension”) to regain compliance with certain continued listing requirements of the Nasdaq Stock Market (“Nasdaq”) through the Company’s requested extension date of June 30, 2025 (the “Extension Date”).

As previously disclosed, the Company has not been in compliance with the $35 million minimum Market Value of Listed Securities requirement (the “MVLS Requirement”) under the Nasdaq Listing Rule 5550. The Company presented its plan (the “Plan”) for regaining compliance with the continued listing standards under Nasdaq Listing Rule 5550 to the Panel at a hearing conducted on February 25, 2025. The Company’s Plan includes, among other items, satisfying a $2.5 million minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550 in lieu of the MVLS Requirement and conducting certain capital raising activities to attain such $2.5 million of stockholders’ equity.

The Extension is subject to certain conditions, including, among others, that the Company demonstrates compliance with Nasdaq Listing Rule 5550 and makes progress in completing the Plan to raise capital, as well as the provision and public disclosure of certain information prior to the Extension Date. The Company intends to provide or publicly disclose, as the case may be, the information required by the  Panel’s decision within the timeframe required thereby. While the Company is actively pursuing a range of initiatives aimed at completing its Plan, the Company cannot assure its stockholders that it will be successful in raising capital or in satisfying the minimum stockholders’ equity requirement by the Extension Date.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, the Company’s ability to regain compliance with Nasdaq Listing Rule 5550 and the Company’s success in achieving its capital raising goals. In some cases, you can identify forward-looking statements by terminology such as “outlook,” “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including, but not limited to, the important factors outlined under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 1, 2024, as such factors may be updated from time to time in its other filings with the SEC, which are available on the SEC’s website at www.sec.gov and the Investor Relations page of its website at https://ir.brainstorm-cell.com/. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this Current Report on Form 8-K to reflect changes since the date of this Current Report on Form 8-K, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

Date: March 27, 2025	By:	/s/ Chaim Lebovits
Chaim Lebovits
Chief Executive Officer